EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-131880) of Brainstorm Cell Therapeutics Inc. of our report dated April 13, 2008, with respect to the consolidated financial statements of Brainstorm Cell Therapeutics Inc. as of December 31, 2007, included in its Annual Report on Form 10-KSB for the year ended December 31, 2007, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
April 13, 2008	A member of Ernst & Young Global